Exhibit 99.B(a)(2)(b)

SCHEDULE A

To the Trust Instrument of Victory Portfolios dated December 6, 1995,

Amended and Restated as of March 27, 2000

	FUND	CLASSES
1.	Victory Balanced Fund	A, C, I, R, R6 and Y
2.	Victory Diversified Stock Fund	A, C, I, R, R6 and Y
3.	Victory Expedition Emerging Markets Small Cap Fund	A, C, I, R, R6 and Y
4.	Victory INCORE Fund for Income*	A, C, I, R, R6 and Y
5.	Victory INCORE Investment Grade Convertible Fund*	A, C, I, R, R6 and Y
6.	Victory INCORE Total Return Bond Fund*	A, C, I, R, R6 and Y
7.	Victory Integrity Discovery Fund*	A, C, I, R, R6 and Y
8.	Victory Integrity Mid-Cap Value Fund	A, C, I, R, R6 and Y
9.	Victory Integrity Small/Mid-Cap Value Fund	A, C, I, R, R6 and Y
10.	Victory Integrity Small-Cap Value Fund	A, C, I, R, R6 and Y
11.	Victory Munder Multi-Cap Fund*	A, C, I, R, R6 and Y
12.	Victory Munder Index 500 Fund	A, C, I, R, R6 and Y
13.	Victory Munder Mid-Cap Core Growth Fund	A, C, I, R, R6 and Y
14.	Victory Munder Small Cap Growth Fund	A, C, I, R, R6 and Y
15.	Victory National Municipal Bond Fund	A and Y
16.	Victory NewBridge Global Equity Fund	A, C, I, R, R6 and Y
17.	Victory NewBridge Large Cap Growth Fund	A, C, I, R, R6 and Y
18.	Victory Ohio Municipal Bond Fund	A and Y
19.	Victory Select Fund	A, C, I, R, R6 and Y
20.	Victory Special Value Fund	A, C, I, R, R6 and Y
21.	Victory Sycamore Established Value Fund	A, I, R, R6 and Y
22.	Victory Sycamore Small Company Opportunity Fund	A, I, R, R6 and Y
23.	Victory Trivalent Emerging Markets Small-Cap Fund	A, C, I, R, R6 and Y
24.	Victory Trivalent International Fund—Core Equity	A, C, I, R, R6 and Y
25.	Victory Trivalent International Small-Cap Fund	A, C, I, R, R6 and Y

As of August 19, 2015.

* Name changes effective October 28, 2015